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                                                                   EXHIBIT 11

               SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                EXHIBIT TO CONSOLIDATED FINANCIAL STATEMENTS
                     COMPUTATION OF PER SHARE EARNINGS
            (UNAUDITED, IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

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                                                               Three months ended                        Nine months ended
                                                        -----------------------------------     -----------------------------------
                                                        October 31, 1994   October 31, 1993     October 31, 1994   October 31, 1993
                                                        ----------------   ----------------     ----------------   ----------------
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PRIMARY:

Net income                                              $         13,221   $         11,581     $         35,107   $         30,623

Reduction of interest expense, net of
   income tax expense on assumed retirement
   of short-term and long-term debt                                  201                115                  589                458

Interest earned, net of income tax expense on
   assumed investment of U.S. government
   securities or commercial paper                                     17                 --                   70                 17
                                                        ----------------   ----------------     ----------------   ----------------

Adjusted net income                                     $         13,439   $         11,696     $         35,766   $         31,098
                                                        ----------------   ----------------     ----------------   ----------------
                                                        ----------------   ----------------     ----------------   ----------------

Weighted average shares outstanding                               46,654             45,543               46,520             45,289

Dilutive stock options, based on the modified
    treasury stock method, using average fair value                2,619              1,898                2,794              2,213
                                                        ----------------   ----------------     ----------------   ----------------

Total average shares outstanding                                  49,273             47,441               49,314             47,502
                                                        ----------------   ----------------     ----------------   ----------------
                                                        ----------------   ----------------     ----------------   ----------------

Per Share Amount                                        $            .27   $            .25     $            .73   $            .65
                                                        ----------------   ----------------     ----------------   ----------------
                                                        ----------------   ----------------     ----------------   ----------------


FULLY DILUTED:

Net income                                              $         13,221   $         11,581     $         35,107   $         30,623

Reduction of interest expense, net of
    income tax expense on assumed retirement
    of short-term and long-term debt                                 201                102                  589                435

Interest earned, net of income tax expense on
    assumed investment of U.S. government
    securities or commercial paper                                    --                 --                   46                  5
                                                        ----------------   ----------------     ----------------   ----------------

Adjusted net income                                     $         13,422   $         11,683     $         35,742   $         31,063
                                                        ----------------   ----------------     ----------------   ----------------

Weighted average shares outstanding                               46,654             45,543               46,520             45,289

Dilutive stock options, based on the modified
    treasury stock method, using quarter-end or
    exercise date established price if higher than
    average fair value                                             2,619              1,898                2,794              2,213
                                                        ----------------   ----------------     ----------------   ----------------
Total average shares outstanding                                  49,273             47,441               49,314             47,502
                                                        ----------------   ----------------     ----------------   ----------------
                                                        ----------------   ----------------     ----------------   ----------------
Per Share Amount                                        $            .27   $            .25     $            .73   $            .65
                                                        ----------------   ----------------     ----------------   ----------------
                                                        ----------------   ----------------     ----------------   ----------------

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